UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2026

Larimar Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36510	20-3857670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Bala Plaza East
Bala Cynwyd, Pennsylvania		19004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 511-9056

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LRMR	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Larimar Therapeutics, Inc. (the “Company”) appointed John B. Harlow, Jr. as the Company’s President and Chief Operating Officer pursuant to the terms of an employment agreement with Mr. Harlow (the “Employment Agreement”), effective as of September 29, 2026 (the “Effective Date”).

Prior to joining the Company, Mr. Harlow, age 51, served as the Chief Commercial Officer at Esperion Therapeutics, Inc. (formerly Nasdaq: ESPR), a commercial stage biopharmaceutical company focused on developing medicines for patients who are at risk for cardiovascular disease, from November 2025 to September 2026, where he led commercial operations, business development and global alliance management. From March 2021 to November 2025, Mr. Harlow served as the Chief Commercial Officer of Melinta Therapeutics, LLC, a commercial stage company focused on innovative therapies for acute and life-threatening illnesses, where he built a robust commercial infrastructure with a high-performing team while achieving significant revenue growth and sustained profitability ahead of its 2025 acquisition by CorMedix. From November 2019 to March 2021, Mr. Harlow was Chief Commercial Officer at Baudax Bio, Inc. (formerly Nasdaq: BXRX), a commercial stage company focused on therapeutics for acute care settings. From October 2016 to November 2019, Mr. Harlow served in commercial leadership roles of increasing responsibility at Recro Pharma, Inc. (formerly Nasdaq: REPH), including as Executive Vice President and Vice President. Earlier in his career, Mr. Harlow held roles of increasing responsibility at Endo, Inc., Shionogi, Inc., Pfizer, Inc. (NYSE: PFE), and Novartis AG and served as an equity research analyst at Merrill Lynch. Mr. Harlow holds a Bachelor of Science in Biology from Lehigh University and a Master of Business Administration in Pharmaceutical Management from Seton Hall University.

The Employment Agreement provides for an initial base salary of $560,000 per annum, which is subject to annual review and adjustment by the Compensation Committee of the Board (the “Compensation Committee”). In addition, Mr. Harlow will receive a cash signing bonus of $35,000 and is eligible to earn an annual bonus with a target amount equal to 40% of his annual base salary (with the target bonus for 2026 being prorated). The actual annual bonus paid to Mr. Harlow with respect to any year may be more or less than the target amount, based on the achievement of corporate and/or personal objectives established by the Board, as determined by the Compensation Committee in its sole discretion. Except as specifically provided with respect to certain involuntary terminations, the payment of any otherwise earned annual bonus is conditioned on Mr. Harlow’s continued employment through the date that annual bonuses are paid to executive officers generally with respect to the applicable year. Mr. Harlow is an at-will employee and his employment with the Company may be terminated by him or the Company at any time and for any reason.

If Mr. Harlow’s employment is terminated by the Company without “Cause” or by Mr. Harlow for “Good Reason” other than during the one (1) year period immediately following a “Change in Control” of the Company (as each of those terms are defined in the Employment Agreement), Mr. Harlow will receive (a) any earned but unpaid annual bonus for the year preceding such termination (the “Prior Year Bonus”), (b) monthly severance payments for a period of nine (9) months, with each payment equal to one-twelfth of his base salary, and (c) nine (9) months of subsidized COBRA coverage (collectively, the “Severance Benefits”). If Mr. Harlow is terminated without “Cause” or Mr. Harlow terminates his employment with “Good Reason” during the one (1) year period immediately following a Change in Control of the Company, Mr. Harlow will receive (a) the Prior Year Bonus, if applicable, (b) monthly severance payments for a period of twelve (12) months, with each payment consisting of one-twelfth the sum of (i) his annual base salary, plus (ii) his target annual bonus for the year of termination, and (c) twelve (12) months of COBRA coverage (collectively, the “Change in Control Severance Benefits”). Mr. Harlow’s receipt of the Severance Benefits or the Change in Control Severance Benefits, as applicable, is conditioned on his execution and delivery of a general release of claims against the Company and its affiliates in a form acceptable to the Company. If Mr. Harlow’s employment ceases due to his death or disability, he will receive his Prior Year Bonus, if applicable.

Mr. Harlow is eligible to participate in the Company’s employee benefit plans generally available to full-time employees, subject to the terms of those plans. In connection with Mr. Harlow’s appointment, effective as of the Effective Date, the Company granted Mr. Harlow equity in the Company as an inducement material to his acceptance of employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4), consisting of (i) an option to purchase 800,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock” and the grant, the “Option Grant”), with an exercise price equal to the closing price of the Company’s Common Stock on the Effective Date and vesting 25% on the first anniversary of the Effective Date, with the remaining 75% vesting in 36 equal monthly installments thereafter, and (ii) restricted stock units covering 50,000 shares of the Company’s Common Stock (the “RSU Grant”), which vest in four equal annual installments beginning on the first anniversary of the Effective Date. The vesting of each of the Option Grant and RSU Grant is subject to Mr. Harlow’s continued service with the Company through the applicable vesting dates.

Mr. Harlow has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Harlow and any other person pursuant to which he was appointed as an officer of the Company. There are no transactions to which the Company is a party and in which Mr. Harlow has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Larimar Therapeutics, Inc.

Date:	September 29, 2026	By:	/s/ Carole S. Ben-Maimon, M.D.
Name: Carole S. Ben-Maimon, M.D. Title: Chief Executive Officer